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                                                                     Exhibit N.3


                       Consent of Independent Accountants

We consent to the use of our report dated November __, 2001 with respect to the pro forma condensed consolidated financial statements of MCG Capital Corporation, in Pre-Effective Amendment No. 5 to the Registration Statement (Form N-2 No. 333-64596) and related Prospectus of MCG Capital Corporation for the registration of 15,381,250 shares of its common stock.

                                                          Ernst & Young LLP

Richmond, Virginia
November __, 2001

The foregoing consent is in the form that will be signed upon the execution of a firm commitment underwriting agreement for the sale of up to 15,381,250 shares of common stock in connection with the public offering and the execution of a stock purchase agreement for the sale of 625,000 shares of common stock concurrently with the public offering's closing.

                                                     /s/  Ernst & Young LLP

Richmond, Virginia
November 27, 2001